Exhibit 10.3

Hepion Pharmaceuticals, Inc.
399 Thornall Street, First Floor
Edison, NJ 08837

November __, 2022

[INVESTOR NAME]
[ADDRESS]
[ADDRESS]
Attn: ]___________]
Email: [____________]

Re: Securities Purchase Agreement, dated as of November __, 2022 (the “Securities Purchase Agreement”), by and among Hepion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the undersigned purchaser (the “Purchaser”), and each of the other purchaser parties identified on the signature pages thereto.

Dear Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being entered into in connection with, and as a condition to, the parties’ execution and delivery of the Securities Purchase Agreement, pursuant to which the Purchaser agreed to purchase from the Company, and the Company agreed to sell and issue to the Purchaser, upon the terms and subject to the conditions stated in the Securities Purchase Agreement, shares of the Company’s Preferred Stock. Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Securities Purchase Agreement.

To induce the parties to enter into the Securities Purchase Agreement, the Purchaser and the Company hereby agree as follows:

1.       Voting of Preferred Stock.

a.       The Purchaser shall (i) vote, and shall cause its Affiliates to vote, all shares of Series __ Stock owned by such Purchaser or its Affiliates, as applicable, on any resolution presented to the shareholders of the Company for the purpose of obtaining the Stockholder Approval, and (ii) promptly upon request by the Company, grant the Company (or its designee) an irrevocable proxy, in form and substance reasonably satisfactory to such Purchaser, to vote all shares of Series __ Stock in accordance with clause (i) above, in each case, in accordance with the provisions of the Series __ Certificate of Designations.

b.       The Purchaser shall also (i) vote, and shall cause its Affiliates to vote, all shares of Series __ Stock owned by such Purchaser or its Affiliates, as applicable, on any resolution presented to the stockholders of the Company for purposes of obtaining the Stockholder Approval and agrees that such shares of Series __ Stock shall automatically and without further action of the Purchaser be voted in a manner that “mirrors” the proportions on which the shares of Common Stock (excluding any shares of Common Stock that are not voted) and Series __ Stock are voted on the Reverse Stock Split Amendment, as set forth in the Series __ Certificate of Designation; and (ii) promptly upon request by the Company, grant the Company (or its designee) an irrevocable proxy to vote all shares of Series __ Stock in accordance with clause (i) above. For the avoidance of doubt, and for illustrative purposes only, if 30% of the aggregate votes cast by Common Stock and Series __ Stock voting in connection with the Reverse Stock Split Amendment are voted against such resolutions and 70% of the aggregate votes cast by Common Stock and Series __ Stock voting in connection with the Reverse Stock Split Amendment are voted in favor thereof, then 30% of the votes cast by the shares of Series __ Stock voting in connection with the Reverse Stock Split Amendment shall vote against the approval of the Reverse Stock Split Amendment and 70% of such votes shall be cast in favor of such Reverse Stock Split Amendment, in each case, in accordance with the provisions of the Series __ Certificate of Designations.

2.	No Third-Party Beneficiaries. This Letter Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

3.	Miscellaneous.

a.       This Letter Agreement may be executed in any number of counterparts each of which shall constitute an original but which together shall constitute one instrument. This Letter Agreement may only be amended by an instrument in writing executed by each of the parties hereto.

b.       This Letter Agreement shall be considered a Transaction Document as such term is defined in the Securities Purchase Agreement.

c.       This Letter Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

d.       By executing this Letter Agreement, each party represents and warrants to the other party that (i) the representing party has duly authorized the execution, delivery, and performance of this Letter Agreement; (ii) the terms of this Letter Agreement are binding upon and in full force and effect against, the representing party, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights and remedies generally, to general principles of equity and to principles of sovereign immunity; and (iii) the execution, delivery and performance of this Letter Agreement by such representing party does not and will not violate any agreement or arrangement to which it is a party or by which it may be bound, or any order or decree to which such party is subject.

e.       No party hereto waives any right under this Letter Agreement by failure or delay in its exercise. A single or partial exercise of any rights does not preclude the later exercise of such right or any other right. The rights and remedies of this Letter Agreement are cumulative and not exclusive of any rights or remedies available pursuant to applicable law.

f.       This Letter Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns.

g.       Notwithstanding any provision of the Securities Purchase Agreement to the contrary, to the extent that any provision of the Securities Purchase Agreement conflicts with the terms of this Letter Agreement, the terms of this Letter Agreement shall control.

[Signatures follow on the next page.]

2

COMPANY:

Hepion Pharmaceuticals, Inc., a Delaware corporation

By:
Name: Robert Foster
Title: Chief Executive Officer:

Acknowledged and Agreed as of November __, 2022

PURCHASER:

By:
Name:
Title:

3

ESCROW AGREEMENT

This ESCROW AGREEMENT dated this  ___ day of November, 2022 (the “Escrow Agreement”), is entered into by and among  Hepion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), BPY Limited, a  Bermuda company, solely in its capacity as representative of the Holders (“Holder Representative” and together with the Company, the “Parties,” and individually, a “Party”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national association, as escrow agent ( the “Escrow Agent”).

RECITALS

WHEREAS, Company and certain investors have entered into that certain Securities Purchase Agreement dated as of November [_], 2022 (the “Definitive Agreement”), by and among the Company and the purchaser parties thereto (the “Holders”).  Capitalized terms used herein without definition shall have the meaning ascribed to them in the Definitive Agreement;

WHEREAS, the Parties desire for the Escrow Agent to open an non-interest bearing account (the “Escrow Account”) into which the Parties will deposit (or cause to be deposited) certain funds to be held and disbursed by the Escrow Agent in accordance with the Escrow Agreement and the Escrow Agent agrees to hold and distribute such funds in accordance with the terms of this Escrow Agreement;

WHEREAS Schedule I to this Escrow Agreement sets forth the wire transfer instructions for the Company and the Holders; and

NOW THEREFORE, in consideration of the promises herein, the parties hereto agree as follows:

ARTICLE 1
ESCROW DEPOSIT, DISTRIBUTION, AND INVESTMENT

Section 1.1.       Deposit of Escrow Funds. The Parties hereby appoint the Escrow Agent as their escrow agent, and the Escrow Agent hereby accepts its duties as provided herein. Upon the execution and delivery of this Escrow Agreement, the Company shall cause the transfer of  funds in the amount of [_________] (the “Escrow Property”) by wire transfer of immediately available funds to be held, disbursed and invested as provided in this Escrow Agreement.

Section 1.2.       Disbursements.  Within two Business Days of receipt of written instructions or Judgment, as defined below (“Joint Instructions”), signed by an authorized representative (“Authorized Representative”) of each of the Company and the Holder Representative (as set forth  on Exhibit B-1 and B-2) or within two Business Days of receipt of written instructions delivered sixty (60) days or more after the date hereof signed by an authorized representative of the Holder Representative (a “Holder Instructions”), the Escrow Agent shall disburse the Escrow Property (or a portion thereof) as provided in such Joint Instructions or Holder Instructions, but only to the extent that funds have been delivered to the Escrow Agent in accordance with Section 1.1 and that any callback required by the Escrow Agent pursuant to Section 1.4 has been completed. The Company and the Holder Representative shall deliver Joint Instructions to the Escrow Agent within one (1) Business Day of any Holder delivering a redemption notice pursuant to the Series [_] Certificate of Designation or Series [_] Certificate of Designation.  The Escrow Agent shall comply with any judgment or order issued, or process entered by any court with respect to the Escrow Property, including without limitation any attachment, levy or garnishment (“Judgment”) without any obligation to determine such court’s jurisdiction in the matter and in accordance with its normal business practices. If the Escrow Agent complies with any such Judgment, then it shall not be liable to any Party or any other person by reason of such compliance, regardless of the final disposition of any such Judgment. In the absence of written instruction to the contrary, if any residual interest posts to the Escrow Account after the final distribution of the Escrow Funds the Escrow Agent shall (i) deem any residual interest of less than $50 as an additional fee payable to the Escrow Agent, or (ii) deem any residual interest greater than $50 release as payable to the owner of income as listed in Section 1.5 using payment instructions set forth on Schedule I or by check to the address listed in the Notices Section 4.4. The Escrow Agent will furnish monthly statements to the Parties via the addresses set forth on Exhibit D hereto.

Section 1.3.       Security Procedure for Funds Transfer.  Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent exhibits in the form of Exhibit B-1 and Exhibit B-2 to this Escrow Agreement listing individuals of such Party who are authorized to provide the Escrow Agent with a written instruction to distribute funds from the account and any other written instruction permitted pursuant to the terms of this Escrow Agreement (each an “Authorized Representative”). Each Party understands and agrees that the Escrow Agent shall have no obligation or duty to act upon a written instruction for the disbursement of Escrow Property under this Escrow Agreement if such written instruction is not signed by an Authorized Representative of such Party and such written instruction is not delivered to, and able to be authenticated by, the Escrow Agent in accordance with the Escrow Agreement. The Escrow Agent shall follow internal policies and procedures for when confirming the validity or authenticity of funds transfer instructions received in the name of the Parties, which may include a callback to one or more of the Authorized Representatives in Exhibit B-1 and Exhibit B-2, in particular if the wire instructions included on Schedule I hereto have changed. Once delivered to the Escrow Agent, Exhibit B-1 or Exhibit B-2 may be revised or rescinded only in writing signed by an Authorized Representative of the Party.  Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it.  If a revised Exhibit B-1 or Exhibit B-2 or a rescission of an existing Exhibit B-1 or Exhibit B-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to either party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the Party in question.  The Parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

Section 1.4 Investments.

(a)       The Escrow Agent shall invest the cash portion of the Escrow Property, including any and all interest and investment income, in accordance with the written instructions provided to the Escrow Agent and signed by the Parties.  In the absence of written investment instructions, the Escrow Agent shall deposit and invest the Escrow Property, including any and all interest and investment income, in the non-interest bearing M&T Bank Corporate Deposit Account, which is further described herein on Exhibit A.  Any investment earnings and income on the Escrow Property shall become part of the Escrow Property and shall be disbursed in accordance with Section 1.2 or Section 1.3 of this Escrow Agreement. The Escrow Agent shall make no disbursement, investment or other use of funds until and unless it has collected funds. The Escrow Agent shall not be liable for collection items until such proceeds have been received or the Federal Reserve has given the Escrow Agent credit for the funds.

(b)       The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement.  The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement.  The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account.  The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

(c)       The Parties hereby agree that confirmations of permitted investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered.

Section 1.5.       Income Tax Allocation and Reporting.

(a)       The Parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Code of 1986, as amended (the “Code”), be reported as having been earned by the Company, whether or not such income was disbursed during such calendar year.  The Escrow Agent shall be deemed the payor of any interest or other income paid upon investment of the Escrow Property for purposes of performing tax reporting.  With respect to the preparation, delivery and filing of such required tax information reporting forms and all matters pertaining to the reporting of earnings on funds held under this Escrow Agreement, the Escrow Agent shall be entitled to request and receive written instructions from the Parties, and the Escrow Agent shall be entitled to rely conclusively and without further inquiry on such written instruction.  With respect to any other payments made under this Escrow Agreement, the Escrow Agent shall not be deemed the payor and shall have no responsibility for performing tax reporting.  The Escrow Agent’s function of making such payments is solely ministerial and upon written direction of the Parties.

(b)       Prior to closing, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request.   The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Code, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

(c)       The Company and the Holder

Representative jointly and severally, agree to indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the funds deposited under this Escrow Agreement or any earnings or interest thereon unless such tax, late payment, interest, penalty or other cost or expense was finally adjudicated by a court of competent jurisdiction to have been directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided in this Section 1.5 is in addition to the indemnification provided to the Escrow Agent in Section 3.1 of this Escrow Agreement and shall survive the resignation or removal of the Escrow Agent and termination of this Escrow Agreement.

Section 1.6.       Event of Bankruptcy.  In the event that the Company files a petition with any bankruptcy court or be the subject of any petition (a “Bankruptcy Event”) filed under 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), the Company acknowledges and agrees that the Escrow Property in the Escrow Account are the exclusive property of the Holders and shall not constitute property of the bankruptcy estate of the Company, within the meaning of § 541 of the Bankruptcy Code. In the event that, notwithstanding the foregoing, a bankruptcy court shall determine that the Company has a continuing right, title or interest in or to the Escrow Property in the Escrow Account, and that all or any portion of the Escrow Property are property of the bankruptcy estate, the Company hereby acknowledges and agrees that all such Escrow Property in the Escrow Account shall constitute the Holders’ “cash collateral” within the meaning of §§ 361 and 363 of the Bankruptcy Code.  The Company further acknowledges that in such event, the Holders do not consent to the Company’s use of such cash collateral, and that the Company shall have no right to use or apply any amount of such cash collateral unless and until (i) the Company shall have received a bankruptcy court order authorizing use of the same and (ii) the Holders shall have been provided with “adequate protection” of their interests in the Escrow Property in the Escrow Account, within the meaning of §§ 361 and 363 of the Bankruptcy Code.  The Company hereby releases all power of dominion and control over the Escrow Property in the Escrow Account and acknowledges that it shall not have access to the Escrow Property in the Escrow Account, except as specifically provided in this Agreement.  The Company agrees that it shall not take any position at any time prior to or after a Bankruptcy Event that all or any portion of the Escrow Property are property of its bankruptcy estate.  The Company further agrees that its employees and representatives will not assist a bankruptcy trustee, creditors’ committee or other estate representative in any bankruptcy case or proceeding in efforts to establish that the Escrow Property are property of the bankruptcy estate of the Company.  For the avoidance of doubt, the Company agrees and acknowledges that (i) the Escrow Agent shall hold the Escrow Property in trust for the benefit of the Funds pending the release of such Escrow Property in strict accordance with this Agreement and (ii) the Company caused Escrow Property to be deposited in the Escrow Account for good and valuable consideration.

ARTICLE 2
DUTIES OF THE ESCROW AGENT

Section 2.1.       Scope of Responsibility.  Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature.  Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement.  The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of any default under this Escrow Agreement, the terms and conditions of any other agreement, including but not limited to the Definitive Agreement, instrument, or document other than this Escrow Agreement, whether or not a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document.  References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto.  This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional covenants or obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2.       Attorneys and Agents.  The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent.  The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals.  The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees and shall not be responsible for the acts or omissions of such agents, representatives, attorneys, custodians and/or nominees appointed with due care.

Section 2.3.       Reliance.  The Escrow Agent shall be entitled to request and receive written instructions from the Parties and shall not be liable for any losses or damages of any nature that may arise from any action taken or not taken by it in accordance with the written direction or consent of the Parties or their respective agents, representatives, successors, or assigns.  The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.

Section 2.4.       Right Not Duty Undertaken.  The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties and, with respect to such permissive rights, the Escrow Agent shall not be answerable for other than its gross negligence or willful misconduct.

ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1.       Indemnification.  The Parties hereby agree, jointly and severally, to defend, release and indemnify the Escrow Agent, its directors, officers, employees and agents (collectively, the “Indemnified Parties”), and hold the Indemnified Parties harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature (whether brought by any Party or third-party) (including, without limitation, attorney's fees and expenses and the costs of enforcement of this Escrow Agreement, the indemnifications provided herein, or any provision thereof) which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of the Escrow Agent under this Escrow Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall have been finally adjudicated by a court of competent jurisdiction to have been directly caused by the Indemnified Parties’ gross negligence or willful misconduct.  The Escrow Agent shall have a first lien against the Escrow Account to secure the obligations of the parties hereunder.  The terms of Sections 1.5(c), 3.1 and 3.4 hereto shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

Section 3.2.       Limitation of Liability.  the escrow agent SHALL NOT be liable, directly or indirectly, for any (i) damages, Losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated BY A COURT OF COMPETENT JURISDICTION to have DIRECTLY resulted from the escrow agent’s GROSS negligence or WILLFUL misconduct, or (ii) special, Indirect, INCIDENTAL, PUNITIVE or consequential damages or LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), even if the escrow agent has been advised of the possibility of such LOSSES OR damages AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3.       Termination, Resignation or Removal. Upon the disbursement of the entire Escrow Property, this Escrow Agreement shall terminate and be of no further force and effect. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, specifying the date upon which such resignation shall take effect, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal, specifying the date upon which such removal shall take effect, along with payment of all fees and expenses to which it is entitled through the effective date of such resignation or removal.  Such resignation or removal, as the case may be, shall be effective thirty (30) calendar days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order.  If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 3.4.       Compensation.  The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by the Company upon the deposit of funds into the Escrow Account. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property. The terms of this paragraph shall survive termination of this Escrow Agreement and/or the earlier resignation or removal of the Escrow Agent.

Section 3.5.       Disagreements.  If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent shall be fully protected and may, at its option, retain the Escrow Property until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Property, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such final court order or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.  The Parties hereto further agree to pursue any redress or recourse in connection with such dispute without making the Escrow Agent a party to the same.  The Escrow Agent shall be entitled to act on any such agreement or court order without further question, inquiry, or consent.

Section 3.6.       Merger or Consolidation.  Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 3.7.       Attachment of Escrow Property; Compliance with Legal Orders.  In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction.  In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated. Escrow Agent shall receive and may conclusively rely upon an opinion of counsel.

Section 3.8       Force Majeure.  The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage, epidemic, pandemic, riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; work stoppages, labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

Section 3.9        No Financial Obligation.  Escrow Agent shall not be required to use or risk its own funds or otherwise incur any financial liability in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in the Escrow Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

ARTICLE 4
MISCELLANEOUS

Section 4.1.      Successors and Assigns.  This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement.  No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld). Notwithstanding anything in the agreement to the contrary, no assignment shall be deemed final until the successor or assignee has completed the requisite Know Your Customer (KYC) information as may be required by the Escrow Agent.

Section 4.2.       Definition of Business Day. “Business Day” means any day other than a Saturday, a Sunday or any day that is a federal legal holiday or banking institutions are required by law to close.

Section 4.3.       Escheat.  The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state.  The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 4.4.       Notices.  All notices, requests, demands, and other communications required or permitted under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) by email with a pdf attachment, (ii) by overnight delivery with a reputable national overnight delivery service, or (iii) by mail or by certified mail, return receipt requested, and postage prepaid.  If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail.  If notice is given to a party, it shall be given at the address for such party set forth below.  It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes.  In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to the Company:

Hepion Pharmaceuticals, Inc.

399 Thornall Street, First Floor

Edison, NJ 08837

Attn: [_________________]

Email: [_______________]

If to Holder Representative:

BPY Limited

Wessex House, 3rd Floor

45 Reid Street

Hamilton, HM 12 Bermuda

If to the Escrow Agent:

Wilmington Trust, National Association

50 South 6th Street, Suite 1290

Minneapolis, MN 55402

Attn: David Sabbann

Facsimile: 612-217-5651

Email: dsabbann@wilmingtontrust.com

Section 4.5.       Governing Law.  The rights and obligations of the parties shall be governed by, and this Escrow Agreement shall be interpreted, construed and enforced in accordance with, the laws of the State of Delaware excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction. The parties hereby (i) irrevocably submit to the exclusive jurisdiction of any federal or state court sitting in the County of New Castle, Wilmington, DE, (ii) waive any objection to the laying of venue in any suit, action or proceeding arising out of this Escrow Agreement in such courts, and (iii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.

Section 4.6.       Entire Agreement.  This Escrow Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Property and supersedes all prior agreements and understandings, oral or written. In the event of any direct conflict of the terms of this Escrow Agreement with the terms of the Definitive Agreement, as with respect to the rights of the Company and Holder Representative, the terms of the Definitive Agreement shall control and prevail provided, in no event shall the Escrow Agent be bound by the terms of the Definitive Agreement.  This Escrow Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.

Section 4.7.       Amendment.  This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent. All fees, costs and expenses (including reasonable attorneys’ fees, costs and expenses) incurred by the Escrow Agent in connection with any amendment, modification or supplement shall be payable, jointly and severally, by the Parties.

Section 4.8.       Waivers.  The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance.  A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.9.       Severability.  If a court of competent jurisdiction declares any provision hereof invalid, it will be ineffective only to the extent of such invalidity, so that the remainder of the provision and this Escrow Agreement will continue in full force and effect.

Section 4.10.     Electronic Signatures, Counterparts. This Escrow Agreement and related notices, demands and other communications related thereto may be executed by the parties hereto individually or in any number of combinations, in one or more counterparts (including by means of electronically signed, telecopied or PDF signature pages), each of which shall be an original and all of which shall together constitute one and the same agreement.

Section 4.11.     Waiver of Jury Trial. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION RELATING TO OR ARISING OUT OF THIS ESCROW AGREEMENT.

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IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

HEPION PHARMACEUTICALS, INC.

By:
Name:
Title:

BPY LIMITED

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By:
Name:
Title:

Schedule I

Wire Transfer Instructions

The Company

Bank Name:

ABA Number:

Account Name:

Account Number:

Holder Representative

Bank Name:

ABA Number:

Account Name:

Account Number:

EXHIBIT A

Agency and Custody Account Direction

For Cash Balances

Manufacturers & Traders Trust Company Deposit Accounts

Direction to use the following Manufacturers & Traders Trust Company (also known as M&T Bank) Deposit Account for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit A is attached.

You are hereby directed to deposit, as indicated below, or as the Parties shall direct further in writing from time to time, all cash in the Account in the following deposit account of M&T Bank:

M&T Corporate Deposit Account

The Parties acknowledge that amounts on deposit in the M&T Bank Deposit Account are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per issued bank. This includes principal and accrued interest up to a total of $250,000.

The Parties acknowledge that they have full power to direct investments of the Account.

The Parties understand that they may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

EXHIBIT B-1

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES

OF THE COMPANY

Hepion Pharmaceuticals, Inc. (the “Company”) hereby designates each of the following persons as its Authorized Representatives for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct.  Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account[s] established under the Agreement to which this Exhibit B-1 is attached, on behalf of the Company.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

COMPLETE BELOW TO UPDATE EXHIBIT B-1

If the Company wishes to update this Exhibit B-1, the Company must complete, sign and send to Escrow Agent an updated copy of this Exhibit B-1 with such changes.  Any updated Exhibit B-1 shall be effective once signed by the Company and Escrow Agent and shall entirely supersede and replace any prior Exhibit B-1 to this Agreement.

HEPION PHARMACEUTICALS, INC.

By:
Name:
Title:
Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION (as Escrow Agent)

By:
Name:
Title:
Date:

EXHIBIT B-2

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES

OF HOLDER REPRESENTATIVE

[______________________] (the “Holder Representative”) designates each of the following persons as its Authorized Representatives for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct.  Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account[s] established under the Agreement to which this Exhibit B-2 is attached, on behalf of the Holder Representative.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

COMPLETE BELOW TO UPDATE EXHIBIT B-2

If Holder Representative wishes to update this Exhibit B-2, Holder Representative must complete, sign and send to Escrow Agent an updated copy of this Exhibit B-2 with such changes.  Any updated Exhibit B-2 shall be effective once signed by Holder Representative and Escrow Agent and shall entirely supersede and replace any prior Exhibit B-2 to this Agreement.

BPY LIMITED

By:
Name:
Title:
Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION (as Escrow Agent)

By:
Name:
Title:
Date:

EXHIBIT C

Fees of Escrow Agent

Acceptance Fee:	WAIVED

Initial Fees as they relate to Wilmington Trust acting in the capacity of Escrow Agent – includes review of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account(s).

Escrow Agent Administration Fee (one-time):	$2,500

For ordinary administrative services by Escrow Agent – includes daily routine account management; investment transactions; cash transaction processing (including wire and check processing); monitoring claim notices pursuant to the agreement; disbursement of funds in accordance with the agreement; and mailing of trust account statements to all applicable parties.   Tax reporting is included.  The fee agreed upon for the services rendered hereunder is intended as compensation for the Escrow If the Escrow Agent is directed to render any service not contemplated in this Escrow Agreement, the Escrow Agent shall be compensated for such extraordinary services. Acceptance Fee payable at time of Escrow Agreement execution.

Wilmington Trust’s fee is based on the following assumptions:

•	Number of Escrow Accounts to be established: One (1)

•	Number of Deposits to Escrow Account(s): Not more than One (1)

•	Escrow Property remains uninvested

Out-of-Pocket Expenses:	Billed At Cost

EXHIBIT D

Statement Recipient Address

Please provide the contact and address for the individuals who should receive Escrow Statements.

COMPANY STATEMENT RECIPIENT:

[NAME]
399 Thornall Street, First Floor
Edison, NJ 08837
Email: [EMAIL]

HOLDER REPRESENTATIVE STATEMENT RECIPIENT:

[Insert Recipient Name and Mailing Address]